Exhibit 1.3
Dated
KfW
- and -

- and -

- and -
the other MANAGERS named herein

FORM OF SUBSCRIPTION AGREEMENT
[INSERT DESIGNATED CURRENCY]
                     % Global Notes due

HENGELER MUELLER
Frankfurt am Main

SUBSCRIPTION AGREEMENT dated
between
(1) KfW, an institution organized under public law of the Federal Republic of Germany (the “Issuer”), and

(2)

(each a “Lead Manager” and together the “Lead Managers”), and
(3)

(together with the Lead Managers, the “Managers”).
The parties hereby record the arrangements between them in respect of an issue of [INSERT DESIGNATED CURRENCY]                                                                % Global Notes due                       of the Issuer (the “Notes”).
§1 Agreement to Issue; the Notes; the Agreements
(1) The Issuer agrees to issue the Notes on                      (the “Closing Date”).
(2) The terms and conditions applicable to the Notes are set forth in the Terms and Conditions of the Notes (the “Conditions”) attached hereto as Schedule 1.1.
(3) The Notes will be issued in the denomination of [INSERT DESIGNATED CURRENCY] [1,000] each and will be represented by two or more permanent global certificates without interest coupons (the "Global Certificates”). One of the Global Certificates (the “ICSD Global Certificate”) will be kept in custody by or on behalf of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“CBL” and, together with Euroclear, the “ICSDs”), or any successors, until all obligations of the Issuer under the Notes have been satisfied. The ICSD Global Certificate will be issued in registered form in the name of [insert name of common depositary for the ICSDs] as common depositary for the ICSDs, and represents the Notes credited to accounts of financial institutions that are accountholders of the ICSDs, including such Notes which are held through any other clearing system which maintains an account with the ICSDs. The other Global Certificate or Global Certificates (together, the “DTC Global Certificate”) will be kept in custody by Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company (“DBTCA”), or any successor, as custodian for The Depository Trust Company, New York (“DTC”) until all obligations of the Issuer under the Notes have been satisfied. The DTC Global Certificate will be issued in registered form in the name of Cede & Co., as nominee of DTC, and will represent the Notes credited to accounts maintained with DTC by financial institutions that are participants in DTC. The Notes represented by the ICSD Global Certificate and the DTC Global Certificate, respectively, will together equal the aggregate principal amount of the Notes outstanding at any time. The amount of Notes represented by each of the ICSD Global Certificate and the DTC Global Certificate will be evidenced by the register (the “Register”) kept by the Registrar (as defined in § 1(4) below). Definitive certificates and interest coupons for individual Notes will be issued only in certain limited circumstances for Notes represented by the DTC Global Certificate. The ICSD Global Certificate and the DTC Global Certificate will be substantially in the forms set out in Schedule 2.1. and Schedule 3.1, respectively.

(4) Concurrently with the signing of this Agreement, the Issuer is entering into the supplemental agency agreement dated                      (the “Supplemental Agency Agreement”) with Deutsche Bank Aktiengesellschaft, as registrar (the “Registrar”) and paying agent (the “Paying Agent”) for the Issuer.
This Agreement and the Supplemental Agency Agreement (which includes the Amended and Restated Agency Agreement dated                     ) are together referred to herein as the “Agreements”.
§2 Purchase
Each of the Managers agrees, severally and not jointly, to purchase the Notes in such principal amounts as are set forth in Schedule 4 for delivery on the Closing Date at the issue price of                      % of the principal amount of the Notes (the “Issue Price”).
§3 Disclosure
(1)	The Issuer confirms that:

(a)	(i) it has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”), a registration statement (No. 333-___), including a base prospectus dated [•], relating to certain of its debt securities (including the Notes) and the offering thereof from time to time on a delayed or continuous basis pursuant to Release Nos. 33-6240 and 33-6424 under the Securities Act; (ii) such registration statement has been declared effective by the Commission; (iii) a prospectus supplement relating to certain offerings by the Issuer of global notes denominated in currencies other than U.S. Dollars, Euros or Canadian Dollars dated [•], has been filed pursuant to Rule 424(b) under the Securities Act; and (iv) a pricing supplement, dated as of the date hereof, relating to the Notes will be filed pursuant to Rule 424(b) under the Securities Act (such registration statement, as amended at the date hereof, including the exhibits thereto, is herein referred to as the “Registration Statement”; such base prospectus filed as part of the Registration Statement is herein referred to as the “Base Prospectus”; such prospectus supplement is herein referred to as the “Prospectus Supplement”; such pricing supplement relating to the Notes is herein referred to as the “Pricing Supplement”; the Base Prospectus, together with the Prospectus Supplement, each as amended and supplemented at the Relevant Time (as defined below), is herein referred to as the “Pricing Prospectus”; and the final prospectus, consisting of the Pricing Prospectus and the Pricing Supplement, each as amended and supplemented, is herein referred to as the “Prospectus”; any reference herein to the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, the Pricing Prospectus or the Prospectus shall, in each case, include the documents, if any, incorporated by reference therein as of the date of such prospectus; and any reference to “amendments” or “supplements” to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, the Pricing Prospectus or the Prospectus shall include all documents subsequently filed with the Commission that are incorporated by reference therein);

(b)	it has caused an application to be made to list the Notes on the official list and to trade the Notes on the regulated market of the Luxembourg Stock Exchange (the “Stock

Exchange”) and that the Prospectus will serve as listing prospectus for the listing of the Notes on the Stock Exchange.
(2) The Registration Statement, the Base Prospectus, the Prospectus Supplement, any other prospectus supplement relating to the Notes, the Pricing Supplement, the Pricing Prospectus, the Prospectus, any term sheet or other issuer free writing prospectus (as defined in Rule 433 of the Securities Act Regulations) relating to the Notes prepared by the Issuer (subject to § 3 of Schedule 5) and, subject to § 4 of Schedule 5, any issuer information (as defined in Rule 433 of the Securities Act Regulations) prepared by the Issuer and filed or required to be filed under the Securities Act pursuant to Rule 433(d) of the Securities Act Regulations are together referred to as the “Disclosure Documents”.
(3) The Issuer hereby authorizes the Managers to distribute copies of the Disclosure Documents in connection with the offering and sale of the Notes within the United States of America (the “United States”). The Managers may also distribute term sheets or other free writing prospectuses (as defined in Rule 405 of the Securities Act Regulations) in accordance with, and subject to the limitations of, §4 of Schedule 5 in connection with the offering and sale of the Notes within the United States.
(4) The “Relevant Time” is the time on the date of pricing immediately prior to the time of first sale of Notes by the Managers (as notified to the Issuer by the Managers).
(5) The Issuer and each of the Managers agree that they will comply with the requirements of the Securities Act in connection with the issue, offering and distribution of the Notes and the distribution of the Disclosure Documents in the United States.
§4 Stabilization
(1) In connection with the offering of the Notes, [insert Stabilization Manager] (the "Stabilization Manager”) or any person acting for it may over-allot the Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period. However, there is no assurance that the Stabilization Manager or any person acting for it will undertake stabilization action. Any stabilization action may begin at any time after the adequate public disclosure of the final terms of the offer of the Notes and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the Closing Date and 60 days after the date of the allotment of the Notes. In doing so, the Stabilization Manager or any person acting for it shall act as principal and not as agent of the Issuer. Any stabilization action or over-allotment must be conducted by the Stabilization Manager or any person acting for it in accordance with all applicable laws and rules. The Issuer shall not in any event be obligated to issue more than [INSERT DESIGNATED CURRENCY]                      in principal amount of the Notes.
(2) As between the Issuer and the Managers, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Lead Manager(s).
§5 Distribution in the United States
(1) Because it is expected that a portion of the Notes may be distributed in the United States, the Issuer and the Managers agree on the additional terms set out in Schedule 5.
(2) As specified in § 6 of Schedule 5, each Manager agrees to notify Simpson Thacher & Bartlett LLP, as U.S. counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Simpson Thacher &

Bartlett LLP to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to Sullivan & Cromwell LLP, as U.S. counsel for the Issuer. For purposes of the foregoing, the “U.S. Sales Amount” applicable to a Manager shall mean the total aggregate principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.
§6 Selling Restrictions; Representations and Information by the Managers
(1) Each Manager agrees with the Issuer to be bound by the terms and provisions set out in Schedule 6.
(2) Each Manager agrees with the Issuer that, in connection with the issue, offering and distribution of the Notes and the possession and distribution of the Disclosure Documents:
(a) in the United States:
     it will comply with the requirements of the Securities Act and any applicable securities laws, rules and regulations of any relevant state jurisdiction in the United States;
(b) outside the United States:
(i)	it will not make, and warrants that it has not made, any representation regarding the Issuer or the Notes other than (y) as contained in any of the Agreements and the Disclosure Documents, or which is fairly derived and is consistent with, those contained in any of the Agreements and the Disclosure Documents, or (z) as is approved or provided by the Issuer for the purpose of the issue, offering and distribution of the Notes; and

(ii)	it will not provide, and represents and warrants that it has not provided, any information regarding the Issuer or the Notes other than (y) that which is contained in or is fairly derived from and is consistent with, any of the Agreements and the Disclosure Documents, or (z) information already in the public domain;
     in each case in accordance with and subject to the limitations of Schedule 6.
(3) Each Manager agrees to indemnify the Issuer and each other Manager and their respective directors, officers and employees, and any affiliate of the Issuer or such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges or expenses paid or incurred in disputing or defending any of the foregoing) which any of them may incur or which may be made against any of them arising out of, in relation to, or in connection with, any failure by it to observe the terms and provisions set out in Schedule 6 (to the extent that any such failure relates to the issue, offering and distribution of the Notes by a Manager outside the United States or possession or distribution of any of the Disclosure Documents or any other offering material by a Manager outside the United States) and in § 6(2)(b) above.
(4) Each Manager agrees not to disclose without the Issuer’s prior written consent the comfort letters issued by [•], auditors of the Issuer (“[•]”), pursuant to § 10(1)(e) in connection with the issue of the Notes, including any attachment to such comfort letter (together with such comfort letter, the “Confidential Information”), to anyone except (i) the officers, directors, employees and professional advisors of such Manager or such Manager’s Group (the “Manager’s Group” shall mean the Manager and the Manager’s ultimate parent company and any subsidiary or branch of the Manager and of the Manager’s ultimate parent company), to the extent necessary in the reasonable opinion of such Manager for the independent consideration and evaluation as to whether to subscribe to the Notes, and (ii) its auditors. The Issuer, however, agrees that each Manager may disclose the Confidential Information (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body or necessary in the reasonable opinion of the Manager to seek to establish any defense on any legal proceeding or investigation, (ii) where required by the rules of any stock exchange on which the shares or other securities of such Manager or any member of the Manager’s Group are listed, (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of such Manager or any member of the Manager’s Group; or (iv) if such information is already in the public domain at the time of its disclosure or shall come into the public domain (for a reason other than a breach by the Manager of this clause). The obligations of the Managers in this clause shall survive the termination of this Agreement and shall cease 15 months after the date of this Agreement. § 6(3) shall apply mutatis mutandis.
(5) The obligations of the Managers under § 6(1) through § 6(4) and Schedule 6 are several.
(6) The Stabilization Manager for itself and on behalf of any person acting for it agrees with and warrants to the Issuer that any stabilizing activities pursuant to § 4(1) will be in compliance with all applicable laws, rules and regulations of any relevant jurisdiction required to be observed by the Stabilization Manager or any person acting for it. In connection with such stabilizing activities, the Stabilization Manager or any person acting for it shall on behalf of the Issuer conduct all activities and make all publications (if any) required to be conducted or made by the Issuer in connection with stabilization for the Stabilization Manager’s own account and at its own cost. § 6(3) shall apply mutatis mutandis.
§7 Listing
(1) The Issuer agrees with the Managers that (a) the Notes are to be listed on the Stock Exchange, (b) it will obtain such listing and (c) it will use its reasonable efforts to maintain such listing until none of the Notes is outstanding or until such time as payment in respect of principal and interest in respect of the Notes has been duly provided for, whichever is earlier.
(2) If the Issuer shall at any time determine that it can no longer reasonably comply with the requirements for the listing of the Notes on the Stock Exchange, or if maintenance of such listing on the Stock Exchange becomes unduly onerous, it shall be obliged to use its reasonable efforts to obtain and thereafter to maintain a listing of the Notes on such other major stock exchange as it may (with the approval of each of the Managers) decide.
§8 Representations and Warranties
(1)	The Issuer represents and warrants to the Managers as of the date hereof that:

(a)	the Issuer exists as an institution organized under public law of the Federal Republic of Germany with full power and authority to own its assets and conduct its business as described in the Disclosure Documents;

(b)	the Agreements constitute valid and legally binding obligations of the Issuer;

(c)	the Notes, when duly issued, authenticated and delivered in accordance with the provisions of the Agreements, will constitute valid and legally binding obligations of the Issuer, and the Notes will benefit from the Institutional Liability (Anstaltslast) of the Federal Republic of Germany as well as from the statutory guarantee of the Federal Republic of Germany pursuant to § 1a of the Law Concerning KfW (Gesetz über die Kreditanstalt für Wiederaufbau (the “KfW Law”));

(d)	no action or thing is required to be taken, fulfilled or done (including the obtaining of any consent or license or the making of any filing or registration) for the issue of the Notes, the carrying out by the Issuer of the other transactions contemplated by the Agreements or the compliance by the Issuer with the terms of the Notes and the Agreements, except for those which have been, or will prior to the Closing Date be, obtained and are, or will on the Closing Date be, in full force and effect;

(e)	the entry into the Agreements, the issue of the Notes, the carrying out by the Issuer of the other transactions contemplated by the Agreements and compliance with their terms do not and will not conflict with or infringe the KfW Law, the By-Laws of the Issuer or any of its other obligations or any rule of law to which it is subject;

(f)	the Registration Statement and the Prospectus comply in all respects with all applicable legal requirements; the statements contained in the Registration Statement and the Prospectus are in every material respect accurate and not misleading; there are no other facts the omission of which would make any statement in the Registration Statement and the Prospectus misleading in any material respect; and all reasonable enquiries have been made by the Issuer to ascertain such facts and to verify the accuracy of all such information and statements;

(g)	the financial statements of the Issuer included or incorporated by reference in the Disclosure Documents, together with the related schedules and notes, have been prepared in accordance with either (i) accounting principles generally accepted in, and pursuant to the relevant laws of, the Federal Republic of Germany or (ii) International Financial Reporting Standards as adopted by the European Union, consistently applied in each case, to the extent applicable, and present fairly the financial position of the Issuer as at the dates, and the results of operations of the Issuer for the periods, in respect of which they have been prepared; and, insofar as relevant to the offering of the Notes, since the date of the latest audited financial statements of the Issuer included or incorporated by reference in the Disclosure Documents, there has been no material adverse change (nor any development or event reasonably likely to involve a prospective material adverse change) in the condition (financial or other), or in the earnings (insofar as such change does or would materially adversely affect the Issuer’s financial condition), business or operations of the Issuer, except as otherwise disclosed in the Disclosure Documents;

(h)	there are no pending proceedings against or affecting the Issuer, which, if determined adversely to the Issuer, would adversely affect the ability of the Issuer to perform its obligations under the Agreements or the Notes, or which are otherwise material in the context of the issue of the Notes and no such proceedings are, to the best of the Issuer’s knowledge, threatened or contemplated; and

(i)	the Issuer has not engaged, and will not engage, in any jurisdiction in any activity with respect to the issue and offering of the Notes that is not permitted by the laws of such jurisdiction.

(2) The Issuer agrees to indemnify each Manager and its directors, officers and employees, and any affiliate of such Manager, against any loss, liability, cost, expense, claim or action (including all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing), which such Manager or such aforementioned persons may incur or which may be made against it arising out of, in relation to or in connection with, any inaccuracy or alleged inaccuracy of any of the representations and warranties contained in § 8(1) above or in connection with any untrue statement or alleged untrue statement contained in any Disclosure Document or any omission or alleged omission to state therein a material fact to make the statements therein not misleading, except insofar as such losses, liabilities, costs, expenses, claims or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Manager furnished to the Issuer in writing by such Manager expressly for use therein, it being understood and agreed that the only such information relating to any such Manager furnished to the Issuer in writing for use in any Disclosure Document shall consist of the following information: (i) the names of the Lead Manager(s) appearing on the front and back cover pages of the Pricing Supplement; (ii) the names of the Managers included in the Final Term Sheet (as defined in § 3(b) of Schedule 5); and (iii) the names of the Managers in the table following the first paragraph of the text under the caption “Subscription Agreement” in the Pricing Supplement (such information, the “Manager Information”).
§9 Agreements of the Issuer
(1) The Issuer shall bear and pay all stamp and other taxes and duties (including interest and penalties) payable pursuant to the laws applicable in the Federal Republic of Germany on or in connection with the issue and purchase by the Managers of the Notes or the execution or delivery of the Agreements.
(2) The Issuer shall forthwith notify the Lead Manager(s), on behalf of the Managers, if, at any time prior to payment of the net subscription amount (as set out in § 11) to the Issuer, anything occurs which renders or may render untrue or incorrect in any respect any of the representations and warranties given by it.
(3) If at any time prior to the Closing Date any event shall occur as a result of which, in the judgment of the Issuer, it is necessary to amend or supplement any Disclosure Document in order to make the statements therein, in the light of the circumstances when any Disclosure Document is delivered, not misleading, the Issuer shall forthwith prepare and furnish, at its own expense, to the Lead Manager(s), on behalf of the Managers, either amendments to the Disclosure Documents or supplemental information so that the statements in the Disclosure Documents as so amended or supplemented will, in the light of the circumstances when the Disclosure Documents are delivered, be accurate and not misleading.
§10 Closing Conditions
(1) The Managers shall be obliged to pay for, and take delivery of the Notes only (A) if: (i) as of the Closing Date, the representations, warranties and agreements of the Issuer herein contained are true and correct in all material respects and have been duly complied with (to the extent that such compliance is due on or before the Closing Date), and (ii) all timely and reasonable requests for additional information shall have been complied with to the satisfaction of the Managers, and (B) subject to:
(a)	receipt by [insert Documentation Manager] (the “Documentation Manager”), on behalf of the Managers, on the Closing Date of a certificate of the Issuer dated the

Closing Date and signed on behalf of the Issuer certifying that as of the Closing Date, (i) the representations and warranties contained in § 8(1) and in Schedule 5 are true and correct as if made on the Closing Date, (ii) that the Issuer has complied with all agreements herein contained (to the extent that such compliance is due on or before the Closing Date), and (iii) no stop order suspending the effectiveness of the Registration Statement or preventing the use of any of the Disclosure Documents has been issued and no proceedings for such purpose have been instituted or are pending, or, to the Issuer’s knowledge, are threatened by the Commission;

(b)	receipt by the Documentation Manager, on behalf of the Managers, on the Closing Date of the following written opinions and disclosure letters dated the Closing Date, in the form agreed with the Lead Manager(s):
(i)	the opinion of the Legal Department of the Issuer as to the laws of the Federal Republic of Germany;

(ii)	the opinion and disclosure letter of Sullivan & Cromwell LLP, U.S. counsel to the Issuer;

(iii)	the disclosure letter of Simpson Thacher & Bartlett LLP, U.S. counsel to the Managers; and

(iv)	the opinion of Hengeler Mueller Partnerschaft von Rechtsanwälten, German counsel to the Managers;
(c)	receipt by the Registrar prior to or on the Closing Date of:
(i)	the ICSD Global Certificate duly executed on behalf of the Issuer; and

(ii)	the DTC Global Certificate duly executed on behalf of the Issuer;
for authentication and delivery on the Closing Date (y) of the ICSD Global Certificate to [Insert name of common depositary for the ICSDs] as common depositary for the ICSDs, and (z) the DTC Global Certificate to Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company, as custodian for DTC, against payment of the net subscription amount for the Notes pursuant to § 11;
(d)	receipt by the Documentation Manager, on behalf of the Managers, prior to or on the Closing Date of the documents listed in Schedule 7;

(e)	receipt by the Documentation Manager, on behalf of the Managers, on the date of this Agreement and the Closing Date of comfort letters, in the form agreed with the Lead Manager(s), dated the date of this Agreement and the Closing Date, respectively, from [• ]; and

(f)	receipt by the Documentation Manager, on behalf of the Managers, of a copy of the Supplemental Agency Agreement as executed, delivered and exchanged by the respective parties thereto.
(2) The Managers may, at their discretion and upon terms as they deem appropriate, waive compliance with the whole or any part of § 10(1) above. Upon delivery and payment as set forth in §11, the conditions of § 10(1) above shall either be fulfilled or deemed waived, without any prejudice to any liability with respect to an inaccuracy of any representation or warranty.
§11 Delivery and Payment
Not later than 10:00 a.m. (Frankfurt time) on the Closing Date, [insert Lead Manager] on behalf and for account of the Managers shall pay, or cause payment of, the net subscription amount of [INSERT DESIGNATED CURRENCY]                                          (being the Issue Price pursuant to § 2, less the commissions pursuant to § 12(1)) in immediately available funds to such account as the Issuer may specify to [insert Lead Manager] not later than three days before the Closing Date, such payment to be made against (a) delivery of (i) the ICSD Global Certificate representing the Notes sold to holders through the ICSDs and (ii) the DTC Global Certificate representing the Notes sold to holders through DTC, in each case duly authenticated on behalf of the Registrar, (b) the entry of the number of Notes represented by the ICSD Global Certificate and the DTC Global Certificate, respectively, (constituting together the full aggregate principal amount of [INSERT DESIGNATED CURRENCY]                                         ) in the Register in accordance with the provisions of the Supplemental Agency Agreement, and (c) delivery to the Documentation Manager, on behalf of the Managers, of appropriate evidence of such entry.
§12 Commissions and Expenses
(1) The Issuer agrees to pay to the Managers on the Closing Date total commissions of                     % of the principal amount of the Notes in consideration of the obligations of the Managers to purchase the Notes. Such payment shall be made by means of deduction by the Managers from the Issue Price.
(2) In addition to the commissions payable pursuant to § 12(1) above, the Issuer agrees to bear (except as may be separately agreed with the Managers) (a) all costs and expenses (including value added tax thereon, if any) in connection with (i) the preparation, printing, distribution and publication (where required) of the Disclosure Documents, (ii) the preparation and printing of the Agreements and all other documents relating to the issue, subscription and offering of the Notes, (iii) the printing and delivery of the ICSD Global Certificate and the DTC Global Certificate, (iv) the obtaining and maintaining of the listing of the Notes on the Stock Exchange, (v) the services of the U.S. and German counsel to the Managers and of its own counsel and its auditors in connection with the issue and subscription of the Notes, and (vi) all advertising in relation to the issue and offering of the Notes on which the Issuer and the Lead Manager(s) may agree, and (b) the fees and expenses (including value added tax thereon) of the Registrar and the Paying Agent in connection with the preparation and signing of the Agreements, the issue of the Notes and the performance of their respective duties under the Supplemental Agency Agreement.
§13 Termination
The Lead Manager(s), on behalf of the Managers, may (after consultation with the Issuer) by notice to the Issuer, terminate this Agreement at any time prior to payment of the net subscription amount to the Issuer if, in the opinion of the Lead Manager(s), there shall have been such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in their view be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market. Upon such notice being given, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement and shall have no further liability hereunder except for any liability arising before or in relation to such termination; provided, that the Issuer shall remain liable under § 12 for the costs and expenses of the Managers theretofore incurred or incurred in consequence of the termination.
§14 Communications
(1) Any document or information furnished or supplied in accordance with this Agreement shall, if not otherwise provided for herein, either be in the German or English language.
(2) All communications given hereunder shall be given by letter or telefax and shall become effective upon receipt.
(3) Subject to written notice of change of address, all communications hereunder shall be given to the following addresses:
(a)	If to the Issuer:

KfW Palmengartenstraße 5-9 60325 Frankfurt am Main Federal Republic of Germany

Telefax: +49 69 7431 4324 Attention: Bereich FM

(b)	If to the Managers:

[ADDRESS]

Telefax: Attention:
§15 The Schedules; Severability
(1) Schedules 1 through 7 form part of this Agreement.
(2) Should any provision of this Agreement be or become invalid in whole or in part, the other provisions of this Agreement shall remain in force. Any invalid provision shall be deemed replaced by a valid provision which accomplishes as far as legally possible the economic effects of the invalid provision.
§16 Governing Law; Place of Performance; Remedies Cumulative
(1) This Agreement shall in all respects be governed by and construed in accordance with the laws of the Federal Republic of Germany without regard to conflict of laws principles.
(2) Place of performance for the obligations of all parties hereto shall be Frankfurt am Main.
(3) The remedies provided herein shall be cumulative to any remedies provided by general provisions of German law.

§17 Place of Jurisdiction
Any action or other legal proceedings arising out of or in connection with this Agreement shall be brought exclusively in the District Court (Landgericht) in Frankfurt am Main.
§18 Counterparts
This Agreement is executed in [●] counterparts in the English language. With respect to Schedules 1, 2 and 3, the English language version shall be binding. The German translations of such Schedules are for convenience only. One executed counterpart each is issued to the Issuer and to each of the Managers. Each executed counterpart shall be an original.
This Agreement has been entered into on the date stated at the beginning.

KfW

Name:	Name:
Title:	Title:

[LEAD MANAGER]

NAME:
TITLE:

[LEAD MANAGER]

NAME:
TITLE:

[MANAGERS]

Name:
Title:

By Powers of Attorney

Schedule 1.1
English Language Version of the
TERMS AND CONDITIONS OF THE NOTES
§ 1
General Provisions
(1) Aggregate Principal Amount and Denomination. The issue of the                     % Global Notes due                     of KfW, Frankfurt am Main, Federal Republic of Germany (the “Issuer”) in the aggregate principal amount of
[INSERT DESIGNATED CURRENCY]
is divided into                                          notes in the denomination of [INSERT DESIGNATED CURRENCY] [1,000] each, which rank pari passu among themselves (the “Notes”).
(2) Global Certificates, Notes and Form. The Notes are represented by two or more permanent global certificates without interest coupons (the “Global Certificates”). One of the Global Certificates (the “ICSD Global Certificate”) is kept in custody by or on behalf of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg (“CBL” and, together with Euroclear, the “ICSDs” and each an “ICSD”), or any successors, until all obligations of the Issuer under the Notes have been satisfied. The ICSD Global Certificate is issued in registered form in the name of [Insert name of common depositary for the ICSDs] (the “ICSD Registered Holder”) as common depositary for the ICSDs, and represents the Notes credited to accounts of financial institutions that are accountholders of the ICSDs, including such Notes which are held through any other clearing system which maintains an account with the ICSDs. Definitive certificates and interest coupons for individual Notes represented by the ICSD Global Certificate shall not be issued.
The other Global Certificate or Global Certificates (together, the “DTC Global Certificate”) is kept in custody by Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company (“DBTCA”), or any successor, as custodian for The Depository Trust Company, New York (“DTC”) until all obligations of the Issuer under the Notes have been satisfied. The DTC Global Certificate is issued in registered form in the name of Cede & Co., as nominee of DTC (the “DTC Registered Holder”, together with the ICSD Registered Holder, the “Registered Holders”), and represents the Notes credited to accounts maintained with DTC by financial institutions that are participants in DTC. Definitive certificates and interest coupons for individual Notes represented by the DTC Global Certificate shall the not be issued, unless DTC is unable or unwilling to continue providing its services and a successor securities depositary is not obtained. In such a case, a holder of Notes represented by the DTC Global Certificate (a “DTC Holder”) may request the issue of definitive certificates representing its individual Notes and corresponding interest coupons.
Each person ultimately holding a Note is referred to as a “Holder”.
The ICSD Global Certificate and the DTC Global Certificate shall each be manually signed by two authorized representatives of the Issuer and manually authenticated by or on behalf of the Registrar (as defined in § 8). The Notes represented by the ICSD Global Certificate and the DTC Global Certificate, respectively, will together equal the aggregate principal amount of the Notes outstanding at any time. The amount of Notes represented by each of the ICSD Global Certificate and the DTC Global Certificate is evidenced by the register (the

“Register”) kept by the Registrar. Copies of the ICSD Global Certificate and the DTC Global Certificate are available free of charge at the Paying Agent (as defined in § 8).
(3) Transfer. Transfers of Notes shall require appropriate entries in securities accounts. Transfers of Notes between the ICSD accountholders, on the one hand, and DTC participants, on the other hand, and exchanges of Notes pursuant to § 1(4) below may not be effected during the period commencing on the Record Date (as defined in § 5(3)) and ending on the related payment date (both dates inclusive).
(4) Exchange. The Notes represented by the DTC Global Certificate may be exchanged for Notes represented by the ICSD Global Certificate, and vice versa. Such exchanges shall be recorded in the Register and shall be effected by an increase or a decrease in the principal amount of the DTC Global Certificate by the principal amount of Notes so exchanged and a corresponding decrease or increase in the principal amount of the ICSD Global Certificate.
§ 2
Status
The Notes constitute unsecured and unsubordinated obligations of the Issuer and rank pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, but subject to any applicable mandatory statutory exceptions.
§ 3
Interest
(1) Interest Rate and Due Dates. The Notes bear interest at the rate of                     % per annum as from                     . The Notes shall cease to bear interest upon the end of the day preceding the day on which they become due for redemption. Interest shall be payable in two equal semi-annual installments [Insert in case of short or long first coupon:, subject to the last sentence of this subsection,] in arrears on                      and                     . The first interest payment date shall be                      for the period commencing on                      (inclusive) and ending on                      (exclusive). [Insert in case of short or long first coupon: The interest amount for this period shall total [INSERT DESIGNATED CURRENCY]                      for the aggregate principal amount of [INSERT DESIGNATED CURRENCY]                     .]
(2) Late Payment. Should the Issuer fail to redeem the Notes on the due date therefor, interest on the Notes shall, subject to the provisions of § 5(2) and § 5(4), accrue beyond the due date until actual redemption of the Notes at the default rate of interest established by law.
(3) Accrued Interest. If it is necessary to compute interest for a period of other than a full year, interest shall be calculated on the basis of [insert relevant method].
§ 4
Maturity, [Early Redemption,] Repurchase
(1) The Notes shall be redeemed at par on                     . Subject to the provisions of [Insert in the case of a call option: § 4(2) below and] § 7, neither the Issuer nor any Holder shall be entitled to redeem the Notes prior to their stated maturity.
(2) [Insert in the case of a call option: The Notes may be redeemed, as a whole but not in part, at par on                                          at the option of the Issuer upon not less than five New York

Business Days (as defined in § 5(4)) prior written notice given in accordance with § 10 together with interest accrued to, but excluding, the redemption date.]
[(3)] The Issuer may at any time purchase and resell Notes in the open market or otherwise at any price.
§ 5
Payments
(1)	Payments. (a) Payments of principal of, and interest on, the Notes shall be made on the relevant payment date (as described in § 5(5) below) to, or to the order of, the Registered Holders registered at the close of business on the relevant Record Date (as described in § 5(3) below) in the Register kept by the Registrar. Payments to or to the order of the ICSD Registered Holder shall be made in [INSERT DESIGNATED CURRENCY]. Payments to or to the order of the DTC Registered Holder shall be made in U.S. dollars or [INSERT DESIGNATED CURRENCY] as set forth below. The amount of payments to or to the order of the Registered Holders, respectively, shall correspond to the principal amount of Notes represented by the ICSD Global Certificate and the DTC Global Certificate, as established by the Registrar (as defined in § 8) at the close of business on the relevant Record Date. Payments of principal shall be made upon surrender of the ICSD Global Certificate and the DTC Global Certificate, as the case may be, to the Paying Agent (as defined in § 8).
     (b) Any DTC Holder shall receive payments of principal and interest in respect of the Notes in U.S. dollars, unless such DTC Holder elects to receive payments in [INSERT DESIGNATED CURRENCY] in accordance with the procedures set out below. To the extent that DTC Holders shall not have made such election in respect of any payment of principal or interest, and provided that there is no event as described in § 5(2) below, the aggregate amount designated for all such DTC Holders in respect of such payment (the “[INSERT DESIGNATED CURRENCY] Conversion Amount”) shall be converted by the Paying Agent into U.S. dollars and paid by wire transfer of same day funds to, or to the order of, the DTC Registered Holder for payment through DTC’s settlement system to the relevant DTC participants. All costs of any such conversion shall be deducted from such payments. Any such conversion shall be based on the bid quotation of the Paying Agent, at or prior to 11:00 a.m. (New York time), on the second Conversion Business Day preceding the relevant payment date, for the purchase by the Paying Agent of the [INSERT DESIGNATED CURRENCY] Conversion Amount with U.S. dollars for settlement on such payment date. “Conversion Business Day” means a day which is a New York Business Day, a [INSERT PRINCIPAL FINANCIAL CENTRE OF THE DESIGNATED CURRENCY] Business Day and a Frankfurt Business Day (all as defined in § 5(4) below). If such bid quotation is not available, the Paying Agent shall obtain a bid quotation from a leading foreign exchange bank in New York City selected by the Paying Agent for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the [INSERT DESIGNATED CURRENCY] Conversion Amount shall be made in [INSERT DESIGNATED CURRENCY] to the account or accounts specified by DTC to the Paying Agent. Until such account or accounts are so specified, the funds still held by the Paying Agent shall bear interest at the rate of interest quoted by the Paying Agent for deposits with it on an overnight basis, to the extent that the Paying Agent is reasonably able to reinvest such funds.

     (c) Any DTC Holder may elect to receive payment of principal and interest with respect to the Notes in [INSERT DESIGNATED CURRENCY] by causing DTC, through the relevant DTC participant, to notify the Paying Agent by the time specified below of (i) such DTC Holder’s election to receive all or a portion of such payment in [INSERT DESIGNATED CURRENCY] and (ii) wire transfer instructions to a [INSERT DESIGNATED CURRENCY] account. Such election in respect of any payment shall be made by the DTC Holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable. DTC’s notification of such election, wire transfer instructions and the amount payable in [INSERT DESIGNATED CURRENCY] pursuant to this § 5(1)(c) must be received by the Paying Agent prior to 5:00 p.m. (New York time) on the fifth New York Business Day following the relevant Record Date in the case of interest and prior to 5:00 p.m. (New York time) on the eighth New York Business Day prior to the payment date for the payment of principal. Any payments under this § 5(1)(c) in [INSERT DESIGNATED CURRENCY] shall be made by wire transfer of same day funds to [INSERT DESIGNATED CURRENCY] accounts designated by DTC.
     (d) All payments made by or on behalf of the Issuer to, or to the order of, the Registered Holders at the close of business on the relevant Record Date, respectively, shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid.
(2) Availability of [INSERT DESIGNATED CURRENCY]. If the Issuer determines (i) that any amount payable on a relevant payment date in [INSERT DESIGNATED CURRENCY] or any successor currency to it provided for by law (the “Successor Currency”) is not available to it in freely negotiable and convertible funds for reasons beyond the Issuer’s control, (ii) that [INSERT DESIGNATED CURRENCY] or the Successor Currency is no longer used for the settlement of international financial transactions, (iii) that the settlement of payments in [INSERT DESIGNATED CURRENCY] or the Successor Currency by a clearing system may not be effected or is disrupted on a relevant payment date, or (iv) that due to other reasons beyond the Issuer’s control either any amount in [INSERT DESIGNATED CURRENCY] or the Successor Currency payable on a relevant payment date is not available to the Issuer, or payments of such amounts may not be effected, the Issuer may fulfill its payment obligations by making such payment in U.S. dollars on, or as soon as reasonably practicable after, the respective payment date on the basis of the applicable exchange rate. No further interest or any other payment shall be due as a result thereof. The applicable exchange rate for [INSERT DESIGNATED CURRENCY] or the Successor Currency is (i) if available, the noon dollar buying rate in New York City for cable transfers for [INSERT DESIGNATED CURRENCY] or the Successor Currency on the second New York Business Day preceding the particular payment date as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York, or any successor rate thereto, (ii) if the rate under (i) is not available, the spot foreign exchange rate at which [INSERT DESIGNATED CURRENCY] or the Successor Currency is offered in exchange for U.S. dollars at noon, Frankfurt time, on the second Conversion Business Day preceding the date on which the payment is effected, or (iii) if the rate under (ii) is not available, the spot foreign exchange rate for [INSERT DESIGNATED CURRENCY] or the Successor Currency as determined by the Issuer in its equitable discretion.
(3) Record Date. The record date (the “Record Date”) for purposes of transfer restrictions (as determined in § 1(3)) and payments (as determined in § 5(1) above) of principal and interest shall be, in respect of each such payment, the earlier of the following dates: (a) the date determined in accordance with the conventions observed by the ICSDs from time to time for the entitlement of ICSDs accountholders to payments in respect of debt securities denominated in [INSERT DESIGNATED CURRENCY] and represented by permanent global certificates held in custody by or on behalf of the ICSDs; and (b) the tenth New York Business Day preceding the relevant payment date.
(4) Business Days. If any due date for payment of principal or interest in [INSERT DESIGNATED CURRENCY] in respect of any Note, to or to the order of, the Registered Holders is not a [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Business Day, such payment shall not be made until the next [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Business Day, and no further interest shall be paid in respect of the delay in such payment. If any due date for payment of principal or interest in U.S. dollars in respect of any Note, to or to the order of, the DTC Registered Holder is not a [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Business Day or not a New York Business Day, such payment shall not be made until the next day which is both a [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Business Day and a New York Business Day, and no further interest shall be paid in respect of the delay in such payment. “New York Business Day” means any day (other than a Saturday or Sunday), that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City. “[PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Business Day” means any day (other than a Saturday or Sunday) on which credit institutions are open for business in [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY]. “Frankfurt Business Day” means any day (other than a Saturday or Sunday) on which credit institutions are open for business in Frankfurt am Main.
(5) Payment Date and Due Date. For the purposes of these Terms and Conditions “payment date” means the day on which the payment is actually to be made, where applicable as adjusted in accordance with § 5(4) above, and “due date” means the interest payment date or the maturity date provided for herein, without taking account of any such adjustment.
(6) Substitution of Paying Agent. The Paying Agent may, in respect of its functions and duties under § 5(1)(a) through (c) above with respect to payments to, or to the order of, the DTC Registered Holder, substitute for itself its affiliate DBTCA, if and to the extent, if so required by law, an additional Paying Agent shall be maintained in the Federal Republic of Germany.
§ 6
Taxes
All payments by the Issuer in respect of the Notes shall be made without deduction or withholding of taxes or other duties, unless such deduction or withholding is required by law. In the event of such deduction or withholding, the Issuer shall not be required to pay any additional amounts in respect of the Notes.

§ 7
Termination for Default
Any Holder may, at its option, through the ICSDs or DTC, declare its Notes due and demand repayment thereof at their principal amount plus interest accrued to the date of repayment if the Issuer shall fail to pay any amount payable hereunder within 30 days from the relevant due date. The right to declare Notes due shall cease if the Issuer has made payment to, or to the order of, the Registered Holders before the Holder has exercised such right. Any notice declaring Notes due shall be made by means of a written notice to be delivered by hand or registered mail to the Issuer together with proof that such Holder at the time of such notice is a Holder of the relevant Notes by means of a certificate of the Holder’s Custodian (as defined in § 11(3)) pursuant to § 11(3)(a).
§ 8
The Agents
(1) Initial Agents and Specified Offices. The initial Paying Agent and Registrar (together, the “Agents”) and their initial offices through which they act (the “Specified Offices”) are set forth at the end of these Terms and Conditions.
(2) Change of Agents and their Specified Offices. The Issuer reserves the right at any time to vary or terminate the appointment of the Paying Agent or Registrar or approve any change in the office through which they act, provided that there shall at all times be a Registrar and Paying Agent, and provided further that so long as the Notes are listed on any stock exchange(s) (and the rules of such stock exchange(s) so require), the Issuer shall maintain a Paying Agent with a Specified Office in the city in which such stock exchange(s) is (are) located. The Issuer shall give notice of any change in the Agents or their Specified Offices by publication in accordance with § 10.
(3) No Legal Relationship. The Agents in such capacity are acting exclusively as agents of the Issuer and do not have any legal relationship of whatever nature with the Registered Holders or the Holders and are not in any event accountable to the Registered Holders or any Holder.
§ 9
Further Issues
The Issuer reserves the right, from time to time without the consent of the Holders, to issue additional notes, on terms identical in all respects to those set forth herein (except as to the date from which interest shall accrue), so that such additional notes shall be consolidated with, form a single issue with and increase the aggregate principal amount of, the Notes. The term “Notes” shall, in the event of such increase, also include such additional notes.
§ 10
Notices
All notices regarding the Notes shall be published (a) in the Federal Republic of Germany in the electronic Federal Gazette (elektronischer Bundesanzeiger) and, to the extent legally required, in addition thereto, in any other form of media prescribed by law, and (b) also in a leading daily newspaper printed in the English language and of general circulation in New York City (expected to be The Wall Street Journal). Any notice will become effective for all purposes on the third day following the date of its publication, or, if published more than once or on different dates, on the third day following the date of first publication.
§ 11
Governing Law, Jurisdiction, Enforcement, Language
(1) Governing Law. The Notes, both as to form and content, as well as the rights and duties of the Holders and the Issuer shall be governed by and shall be construed in accordance with the laws of the Federal Republic of Germany. Any disposition of the Notes held through the ICSDs, including transfers and pledges, executed between ICSD accountholders and between an ICSD and its accountholders shall be governed by the laws applicable to the clearance and settlement services of such ICSD. Any disposition of the Notes held through DTC, including transfers and pledges, executed between DTC participants and between DTC itself and DTC participants shall be governed by the laws of the State of New York.
(2) Jurisdiction. Any action or other legal proceedings arising out of or in connection with the Notes may exclusively be brought in the District Court (Landgericht) in Frankfurt am Main.
(3) Enforcement. Any Holder may in any proceedings against the Issuer or to which the Holder and the Issuer are parties protect and enforce in its own name its rights arising under its Notes on the basis of (a) a certificate issued by its Custodian (i) stating the full name and address of the Holder, (ii) specifying a principal amount of Notes credited on the date of such statement to such Holder’s securities account maintained with such Custodian and (iii) confirming that the Custodian has given a written notice to the relevant ICSD or DTC, as the case may be, and the Registrar containing the information pursuant to (i) and (ii) and bearing acknowledgements of the relevant ICSD or DTC and the relevant ICSD accountholder or DTC participant and (b) a copy of the ICSD Global Certificate or the DTC Global Certificate certified as being a true copy by a duly authorized officer of the ICSDs (or of a depositary of the ICSDs) or DTC, as the case may be, or the Registrar. For purposes of the foregoing, “Custodian” means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of any Notes and includes the ICSDs or DTC and their accountholders or its participants, as the case may be, including any other clearing system which participates in the ICSDs or DTC.
(4) Language. These Terms and Conditions are written in the English language and accompanied by a German language translation. The English text shall be controlling and binding. The German language translation is provided for convenience only.
Registrar and Paying Agent

Deutsche Bank Aktiengesellschaft
Große Gallusstraße 10-14
60272 Frankfurt am Main
Federal Republic of Germany

Schedule 1.2
Non-binding German Translation of the
TERMS AND CONDITIONS OF THE NOTES
ANLEIHEBEDINGUNGEN DER SCHULDVERSCHREIBUNGEN
§ 1
Allgemeine Bestimmungen
(1) Gesamtnennbetrag und Stückelung. Die ___% Globalanleihe fällig ___der KfW, Frankfurt am Main, Bundesrepublik Deutschland (die “Emittentin”) im Gesamtnennbetrag von
[INSERT DESIGNATED CURRENCY]
ist in                                          untereinander gleichberechtigte Teilschuldverschreibungen in einer Stückelung von je [INSERT DESIGNATED CURRENCY]                                          (die “Schuldverschreibungen”) eingeteilt.
(2) Globalurkunden. Schuldverschreibungen. Form. Die Schuldverschreibungen sind durch zwei oder mehr Dauerglobalurkunden ohne Zinsscheine verbrieft (die “Globalurkunden”). Eine der beiden Globalurkunden (die “ICSD-Globalurkunde”) wird von oder im Namen der Euroclear Bank SA/NV (“Euroclear”) und der Clearstream Banking, société anonyme, Luxembourg (“CBL” und zusammen mit Euroclear die “ICSDs”, und jeder ein “ICSD”) oder einem etwaigen Rechtsnachfolger verwahrt, bis sämtliche Verpflichtungen der Emittentin aus den Schuldverschreibungen erfüllt sind. Die ICSD-Globalurkunde ist als Namenspapier auf den Namen von [Name des gemeinsamen Verwahrers für die ICSDs einfügen] (der “ICSD Eingetragene Gläubiger”) als dem gemeinsamen Verwahrer der ICSDs ausgestellt worden und verbrieft die Schuldverschreibungen, die den Konten der Finanzinstitute gutgeschrieben sind, die Kontoinhaber bei den ICSDs sind, einschließlich derjenigen Schuldverschreibungen, die über ein anderes Clearing System verwahrt werden, das über eine Kontenverbindung mit den ICSDs verfügt. Einzelurkunden und Zinsscheine über einzelne in der ICSD-Globalurkunde verbriefte Schuldverschreibungen werden nicht ausgegeben.
Eine oder mehrere weitere Globalurkunde(n) (zusammen die “DTC-Globalurkunde”) werden von der Deutsche Bank Trust Company Americas, c/o Deutsche Bank National Trust Company (“DBTCA”) oder einem etwaigen Rechtsnachfolger als Verwahrer für The Depository Trust Company, New York (“DTC”) verwahrt, bis sämtliche Verpflichtungen der Emittentin aus den Schuldverschreibungen erfüllt sind. Die DTC-Globalurkunde ist als Namenspapier ausgegeben und auf den Namen von Cede & Co. als dem Beauftragten von DTC (der “DTC Eingetragene Gläubiger”, zusammen mit dem ICSD Eingetragenen Gläubiger die “Eingetragenen Gläubiger”) ausgestellt und verbrieft die Schuldverschreibungen, die den von teilnehmenden Finanzinstituten geführten Konten bei DTC gutgeschrieben sind. Einzelurkunden und Zinsscheine über einzelne in der DTC-Globalurkunde verbriefte Schuldverschreibungen werden nicht ausgegeben, es sei denn DTC ist nicht mehr in der Lage oder bereit, ihre Dienste weiterhin anzubieten und ein Nachfolger des Verwahrers der DTC-Globalurkunde wird nicht ernannt. In diesem Fall kann ein Inhaber von in der DTC-Globalurkunde verbrieften Schuldverschreibungen (ein “DTC-

Anleihegläubiger”) die Ausgabe von Einzelurkunden über seine Schuldverschreibungen und zugehörigen Zinsscheinen verlangen.
Jede Person, die letztendlich Inhaberin einer Schuldverschreibung ist, wird als “Anleihegläubiger” bezeichnet.
Die ICSD-Globalurkunde und die DTC-Globalurkunde tragen jeweils die eigenhändigen Unterschriften zweier ordnungsgemäß bevollmächtigter Vertreter der Emittentin und sind jeweils von der Registerstelle (wie in § 8 definiert) oder in deren Namen mit einer handschriftlichen Kontrollunterschrift versehen. Die durch die ICSD-Globalurkunde und die DTC-Globalurkunde verbrieften Schuldverschreibungen entsprechen zusammen dem jeweils ausstehenden Gesamtnennbetrag der Anleihe. Der Betrag, der jeweils auf die durch die ICSD-Globalurkunde und die DTC-Globalurkunde verbrieften Schuldverschreibungen entfällt, ergibt sich aus dem Register (das “Register”), das die Registerstelle zu diesem Zweck führt. Kopien der ICSD-Globalurkunde und der DTC-Globalurkunde sind bei der Zahlstelle (wie in § 8 definiert) kostenlos erhältlich.
(3) Übertragung. Übertragungen von Schuldverschreibungen setzen entsprechende Depotbuchungen voraus. Übertragungen von Schuldverschreibungen zwischen ICSD-Kontoinhabern einerseits und DTC-Teilnehmern andererseits sowie der Austausch von Schuldverschreibungen nach § 1(4) unten sind während des Zeitraums vom Stichtag (wie in § 5(3) definiert) bis zu dem zugehörigen Zahlungstag (jeweils einschließlich) ausgeschlossen.
(4) Austausch. Die durch die DTC-Globalurkunde verbrieften Schuldverschreibungen können gegen die durch die ICSD-Globalurkunde verbrieften Schuldverschreibungen ausgetauscht werden und umgekehrt. Ein solcher Austausch ist im Register zu vermerken und erfolgt durch Erhöhung oder Verminderung des Nennbetrags der DTC-Globalurkunde verbrieften Schuldverschreibungen um den Nennbetrag der so ausgetauschten Schuldverschreibungen und eine gleich hohe Verminderung oder Erhöhung des Nennbetrags der durch die ICSD-Globalurkunde verbrieften Schuldverschreibungen.
§ 2
Status
Die Schuldverschreibungen begründen nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin und stehen im gleichen Rang mit allen anderen gegenwärtigen und zukünftigen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin, soweit nicht zwingende gesetzliche Bestimmungen etwas anderes vorschreiben.
§ 3
Zinsen
(1) Zinssatz und Fälligkeit. Die Schuldverschreibungen werden vom                      an mit jährlich                      % verzinst. Die Verzinsung der Schuldverschreibungen endet mit dem Ablauf des Tages, der dem Tag vorangeht, an dem sie zur Rückzahlung fällig werden. Die Zinsen sind in zwei gleichen halbjährlichen Zahlungen nachträglich am                      und                      zur Zahlung fällig. Der erste Zinszahlungstermin ist der                      für den Zeitraum vom                      (einschließlich) bis zum                      (ausschließlich). [Einzufügen im Falle einer kurzen oder langen ersten Zinsperiode: Der

Zinsbetrag für diesen Zeitraum beläuft sich auf [INSERT DESIGNATED CURRENCY]                                          für den Gesamtnennbetrag der Schuldverschreibungen.]
(2) Verzug. Sofern die Emittentin die Schuldverschreibungen nicht am Fälligkeitstag zurückzahlt, werden die Schuldverschreibungen, vorbehaltlich der Bestimmungen des § 5(2) und des § 5(4), vom Fälligkeitstag bis zur tatsächlichen Rückzahlung der Schuldverschreibungen zum gesetzlichen Verzugszinssatz verzinst.
(3) Stückzinsen. Sind Zinsen auf einen Zeitraum zu berechnen, der nicht ein Jahr ist, so werden sie auf der Grundlage [relevante Methode einfügen] bestimmt.
§ 4
Fälligkeit; [Vorzeitige Rückzahlung;] Rückkauf
(1) Die Schuldverschreibungen sind am                                          zu ihrem Nennbetrag zurückzuzahlen. Vorbehaltlich der Bestimmungen in [Einzufügen im Falle eines vorzeitigen Rückzahlungsrechts: § 4(2) unten und] § 7 ist weder die Emittentin noch ein Anleihegläubiger berechtigt, die Schuldverschreibungen vor ihrer Fälligkeit zur Rückzahlung zu kündigen.
(2) [Einzufügen im Falle eines vorzeitigen Rückzahlungsrechts: Die Schuldverschreibungen können am                                          nach Wahl der Emittentin insgesamt, jedoch nicht teilweise, mit einer Vorankündigungsfrist von mindestens fünf New Yorker Geschäftstagen (wie in § 5(4) definiert) durch Bekanntmachung gemäß § 10 zum Nennbetrag zusammen mit den Stückzinsen bis zum Rückzahlungstag (ausschließlich) zur Rückzahlung gekündigt werden.]
[(3)] Die Emittentin ist berechtigt, Schuldverschreibungen jederzeit im Markt oder anderweitig zu jedem beliebigen Preis zu kaufen und wieder zu verkaufen.
§ 5
Zahlungen
(1)	Zahlungen. (a) Zahlungen von Kapital und Zinsen auf die Schuldverschreibungen erfolgen am jeweiligen Zahlungstag (wie in § 5(5) unten beschrieben) an die Eingetragenen Gläubiger, die bei Geschäftsschluss am jeweiligen Stichtag (wie in § 5(3) unten beschrieben) in das von der Registerstelle geführte Register eingetragen sind, oder nach deren Order. Zahlungen an den ICSD Eingetragenen Gläubiger oder nach dessen Order erfolgen in [INSERT DESIGNATED CURRENCY]. Zahlungen an den DTC Eingetragenen Gläubiger oder nach dessen Order erfolgen in US-Dollar oder [INSERT DESIGNATED CURRENCY] nach Maßgabe der nachfolgenden Bestimmungen. Der Betrag der Zahlungen einerseits an den ICSD Eingetragenen Gläubiger oder nach dessen Order und andererseits an den DTC Eingetragenen Gläubiger oder nach dessen Order bemisst sich nach der Höhe des Nennbetrages der Schuldverschreibungen, die durch die ICSD-Globalurkunde und die DTC-Globalurkunde verbrieft werden, so wie er durch die Registerstelle (wie in § 8 definiert) bei Geschäftsschluss am jeweiligen Stichtag festgestellt wird. Zahlungen von Kapital erfolgen gegen Einreichung der ICSD-Globalurkunde und der DTC-Globalurkunde bei der Zahlstelle (wie in § 8 definiert).
(b) Ein DTC-Anleihegläubiger erhält Zahlungen von Kapital und Zinsen auf die Schuldverschreibungen in US-Dollar, soweit er nicht gemäß den nachfolgend beschriebenen Verfahren Zahlungen in [INSERT DESIGNATED CURRENCY] wählt.

Soweit DTC-Anleihegläubiger für eine Zahlung von Kapital oder Zinsen keine derartige Wahl getroffen haben und kein Fall des § 5(2) vorliegt, wird der für alle diese DTC-Anleihegläubiger bei dieser Zahlung bestimmte Gesamtbetrag (der “[INSERT DESIGNATED CURRENCY]-Umtauschbetrag”) von der Zahlstelle in US-Dollar umgetauscht und durch Überweisung in gleichtägig verfügbaren Mitteln an den DTC-Eingetragenen Gläubiger oder dessen Order zur Auszahlung über das Abrechnungssystem der DTC an die betreffenden DTC-Teilnehmer gezahlt. Alle Kosten eines derartigen Umtauschs werden von diesen Zahlungen abgezogen. Jeder derartige Umtausch basiert auf dem Ankaufskurs der Zahlstelle vor oder um 11.00 Uhr (New Yorker Zeit) am zweiten Umtausch-Geschäftstag vor dem jeweiligen Zahlungstag für den Kauf des [INSERT DESIGNATED CURRENCY]-Umtauschbetrages durch die Zahlstelle gegen US-Dollar zur Abrechnung an diesem Zahlungstag. “Umtausch-Geschäftstag” ist ein Tag, der ein New Yorker Geschäftstag (wie in § 5(4) unten definiert), ein Geschäftstag in [INSERT PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] und ein Frankfurter Geschäftstag ist (wie jeweils in § 5(4) unten definiert). Falls es einen derartigen Ankaufskurs nicht gibt, wird die Zahlstelle von einer im Devisenhandel führenden Bank in New York City, die von der Zahlstelle zu diesem Zweck ausgewählt wird, einen Ankaufskurs einholen. Falls kein Ankaufskurs einer im Devisenhandel führenden Bank erhältlich ist, erfolgt die Zahlung des [INSERT DESIGNATED CURRENCY]-Umtauschbetrages in [INSERT DESIGNATED CURRENCY] auf das Konto oder die Konten, die der Zahlstelle von der DTC bezeichnet werden. Bis dieses Konto oder diese Konten derart bezeichnet sind, werden die noch von der Zahlstelle gehaltenen Mittel mit einem Zinssatz, der von der Zahlstelle für bei ihr als Tagesgeld angelegte Einlagen gestellt wird, verzinst, soweit die Zahlstelle vernünftigerweise in der Lage ist, diese Mittel wieder anzulegen.
(c) Ein DTC-Anleihegläubiger kann Zahlung von Kapital und Zinsen auf die Schuldverschreibungen in [INSERT DESIGNATED CURRENCY] wählen, indem er die DTC durch den betreffenden DTC-Teilnehmer dazu veranlasst, die Zahlstelle zu dem nachfolgend bestimmten Zeitpunkt über (i) die Wahl dieses DTC-Anleihegläubigers, diese Zahlung ganz oder zum Teil in [INSERT DESIGNATED CURRENCY] zu empfangen, und (ii) den Auftrag zur Überweisung auf ein [INSERT DESIGNATED CURRENCY]-Konto zu benachrichtigen. Eine derartige Wahl hat für die jeweilige Zahlung durch den DTC-Anleihegläubiger zu dem Zeitpunkt und in der Art und Weise zu erfolgen, wie sie von den jeweils anwendbaren Verfahrensregeln der DTC gefordert wird, und ist gemäß diesen Verfahrensregeln unwiderruflich. Die Benachrichtigung seitens der DTC über diese Wahl, den Überweisungsauftrag und den in [INSERT DESIGNATED CURRENCY] gemäß diesem Absatz (1)(c) zahlbaren Betrag muss bei der Zahlstelle vor 17.00 Uhr (New Yorker Zeit) am fünften New Yorker Geschäftstag nach dem jeweiligen Stichtag für Zinsen und vor 17.00 Uhr (New Yorker Zeit) am achten New Yorker Geschäftstag vor dem Zahlungstag für die Zahlung von Kapital eingegangen sein. Zahlungen in [INSERT DESIGNATED CURRENCY] gemäß diesem § 5(1)(c) erfolgen durch Überweisung von gleichtägig verfügbaren Mitteln auf die von der DTC bezeichneten [INSERT DESIGNATED CURRENCY]-Konten.
(d) Zahlungen der oder im Namen der Emittentin an die Eingetragenen Gläubiger, die bei Geschäftsabschluss am jeweiligen Stichtag eingetragen sind, oder nach deren Order befreien die Emittentin in Höhe der geleisteten Zahlungen von ihren Verbindlichkeiten aus den Schuldverschreibungen.

(2) Verfügbarkeit des [INSERT DESIGNATED CURRENCY]. Stellt die Emittentin fest, dass (i) an einem Zahlungstag ein in [INSERT DESIGNATED CURRENCY] oder einer gesetzlich eingeführten Nachfolge-Währung (die “Nachfolge-Währung”) fälliger Betrag in frei übertragbaren und konvertierbaren Geldern aufgrund von Umständen, die außerhalb ihrer Verantwortung liegen, für sie nicht verfügbar ist, oder dass (ii) der [INSERT DESIGNATED CURRENCY] oder die Nachfolge-Währung nicht länger für die Abwicklung internationaler Finanztransaktionen verwendet wird, oder dass (iii) die Abwicklung von Zahlungen in [INSERT DESIGNATED CURRENCY] oder der Nachfolge-Währung durch ein Clearingsystem an einem Zahlungstag nicht erfolgen kann oder gestört ist, oder dass (iv) aufgrund von anderen, außerhalb ihrer Verantwortung liegenden Umständen, an einem Zahltag weder der fällige Betrag in [INSERT DESIGNATED CURRENCY] oder in der Nachfolge-Währung für die Emittentin verfügbar ist noch Zahlungen dieser Beträge erfolgen können, kann die Emittentin ihre Zahlungsverpflichtungen durch die Zahlung in US-Dollar an dem jeweiligen Zahlungstag oder sobald nach dem Zahlungstag vernünftigerweise möglich, auf Grundlage des maßgeblichen Wechselkurses erfüllen. Weitere Zinsen oder sonstige Zahlungen sind aufgrund einer solchen Zahlung nicht geschuldet. Der maßgebliche Wechselkurs für [INSERT DESIGNATED CURRENCY] oder die Nachfolge-Währung ist (i), sofern verfügbar, der Mittagsankaufkurs für US-Dollar in New York City für telegrafische Überweisungen von [INSERT DESIGNATED CURRENCY] oder der Nachfolge-Währung an dem zweiten New Yorker Geschäftstag vor dem jeweiligen Zahlungstag, wie er von der Federal Reserve Bank of New York für Zollzwecke offiziell festgelegt (oder, falls nicht so festgelegt, anders bestimmt) wurde oder (ii) falls der Kurs unter (i) nicht verfügbar ist, der Kassa-Wechselkurs zu dem der [INSERT DESIGNATED CURRENCY] oder die Nachfolge-Währung zwei Umtausch-Geschäftstage vor dem Tag, an dem die Zahlung durchgeführt wird, um 12:00 Uhr Mittags Frankfurter Zeit im Austausch gegen US-Dollar angeboten wird, oder (iii) falls der Wechselkurs unter (ii) nicht verfügbar ist, der durch die Emittentin nach billigem Ermessen festgelegte Kassa-Wechselkurs der [INSERT DESIGNATED CURRENCY] oder der Nachfolge-Währung.
(3) Stichtag. Der Stichtag (der “Stichtag”) für die Zwecke von Übertragungsbeschränkungen (wie in § 1(3) bestimmt) und Zahlungen (wie in § 5(1) oben bestimmt) von Kapital und Zinsen ist der jeweils frühere der beiden folgenden Termine: (a) der Tag, nach dem sich aufgrund der jeweils geltenden Regeln der ICSDs die Empfangsberechtigung der ICSD-Kontoinhaber für Zahlungen auf Schuldverschreibungen bestimmt, die auf [INSERT DESIGNATED CURRENCY] lauten und in bei oder im Namen von ICSD verwahrten Dauerglobalurkunden verbrieft sind, und (b) der zehnte New Yorker Geschäftstag vor dem jeweiligen Fälligkeitstag.
(4) Geschäftstage. Ist ein Fälligkeitstag für die Zahlung von Kapital oder Zinsen in [INSERT DESIGNATED CURRENCY] auf eine Schuldverschreibung an die Eingetragenen Gläubiger oder deren Order kein [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Geschäftstag, so wird die betreffende Zahlung erst am nächstfolgenden [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Geschäftstag geleistet, ohne dass wegen dieser Zahlungsverzögerung zusätzliche Zinsen gezahlt werden. Ist ein Fälligkeitstag für die Zahlung von Kapital oder Zinsen in US-Dollar auf eine Schuldverschreibung an den DTC Eingetragenen Gläubiger oder dessen Order kein [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Geschäftstag oder kein New Yorker Geschäftstag, so wird die betreffende Zahlung erst am nächsten Tag, der zugleich ein [PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Geschäftstag und ein New Yorker Geschäftstag ist, geleistet, ohne dass wegen dieser Zahlungsverzögerung zusätzliche Zinsen gezahlt werden. Ein “New Yorker Geschäftstag” ist jeder Tag, außer einem Samstag oder Sonntag, der weder ein gesetzlicher Feiertag noch ein Tag ist, an dem Banken berechtigt oder gesetzlich, durch Vorschrift oder durch Anordnung verpflichtet sind, in New York City zu schließen. Ein “[INSERT PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] Geschäftstag” ist jeder Tag (außer einem Samstag oder Sonntag), an dem Kreditinstitute in [INSERT PRINCIPAL FINANCIAL CENTRE OF THE COUNTRY ISSUING THE DESIGNATED CURRENCY] für den Geschäftsverkehr geöffnet sind. Ein “Frankfurter Geschäftstag” ist jeder Tag (außer einem Samstag oder Sonntag), an dem Kreditinstitute in Frankfurt am Main für den Geschäftsverkehr geöffnet sind.
(5) Zahlungstag und Fälligkeitstag. Im Sinne dieser Anleihebedingungen ist “Zahlungstag” der Tag, an dem, gegebenenfalls aufgrund einer Anpassung gemäß § 5(4) oben, die Zahlung tatsächlich zu leisten ist, und “Fälligkeitstag” der vorgesehene Zinszahlungstermin oder Tag der Fälligkeit der Schuldverschreibung ohne Berücksichtigung einer solchen Anpassung.
(6) Substitution der Zahlstelle. Die Zahlstelle ist berechtigt, sich hinsichtlich ihrer Aufgaben und Verpflichtungen nach dem vorstehenden § 5(1)(a) bis (c) hinsichtlich Zahlungen an den DTC Eingetragenen Gläubiger oder nach dessen Order durch die mit ihr verbundene Gesellschaft DBTCA zu substituieren, sofern, soweit gesetzlich erforderlich, eine zusätzliche Zahlstelle in der Bundesrepublik Deutschland aufrecht erhalten wird.
§ 6
Steuern
Sämtliche Zahlungen der Emittentin auf die Schuldverschreibungen sind ohne Abzug oder Einbehalt von Steuern oder sonstigen Abgaben zu leisten, es sei denn, die Emittentin ist rechtlich verpflichtet, solche Steuern oder Abgaben abzuziehen oder einzubehalten. Fallen derartige Abzüge oder Einbehalte an, so ist die Emittentin nicht verpflichtet, irgendwelche zusätzlichen Beträge auf die Schuldverschreibungen zu zahlen.
§ 7
Kündigung durch Anleihegläubiger
Jeder Anleihegläubiger ist berechtigt, seine Schuldverschreibungen durch die ICSDs oder die DTC zur Rückzahlung zum Nennbetrag zuzüglich bis zum Rückzahlungstag aufgelaufener Zinsen zu kündigen, falls die Emittentin nach Maßgabe dieser Anleihebedingungen zahlbare Beträge nicht innerhalb von 30 Tagen nach dem betreffenden Fälligkeitstag zahlt. Das Kündigungsrecht erlischt, wenn die Emittentin die betreffende Zahlung an die Eingetragenen Gläubiger oder nach deren Order geleistet hat, bevor der Anleihegläubiger das Kündigungsrecht ausgeübt hat. Die Kündigung zur Rückzahlung hat in der Weise zu erfolgen, dass der Anleihegläubiger der Emittentin eine schriftliche Kündigungserklärung übergibt oder durch eingeschriebenen Brief übermittelt und dabei durch eine Bescheinigung seiner Depotbank (wie in § 11(3) definiert) gemäß § 11(3)(a) nachweist, dass er im Zeitpunkt der Kündigung Anleihegläubiger der betreffenden Schuldverschreibungen ist.
§ 8
Die Erfüllungsgehilfen
(1) Anfängliche Erfüllungsgehilfen und bezeichnete Geschäftsstellen. Die anfängliche Zahlstelle und die anfängliche Registerstelle (zusammen die “Erfüllungsgehilfen”) und ihre anfänglichen Geschäftsstellen, durch welche sie handeln (die “Bezeichneten Geschäftsstellen”), sind am Ende dieser Anleihebedingungen aufgeführt.
(2) Änderung der Erfüllungsgehilfen und ihrer Bezeichneten Geschäftsstellen. Die Emittentin behält sich das Recht vor, jederzeit die Bestellung der Zahlstelle oder der Registerstelle zu ändern oder zu beenden oder einer Änderung der Geschäftsstellen, durch welche sie handeln, zuzustimmen, vorausgesetzt, dass stets eine Registerstelle und eine Zahlstelle vorhanden sein muss, und weiter vorausgesetzt, dass solange die Schuldverschreibungen an einer Börse oder Börsen zugelassen sind (und die Regeln dieser Börse(n) es erfordern), die Emittentin eine Zahlstelle mit Bezeichneter Geschäftsstelle an dem Börsenort bzw. den Börsenorten zu unterhalten hat. Die Emittentin hat jede Änderung in der Person der Erfüllungsgehilfen oder ihrer Bezeichneten Geschäftsstellen durch Veröffentlichung gemäß § 10 bekannt zu machen.
(3) Keine Rechtsbeziehungen. Die Erfüllungsgehilfen handeln als solche ausschließlich als Erfüllungsgehilfen der Emittentin und haben keinerlei rechtliche Beziehung welcher Art auch immer mit den Eingetragenen Gläubigern oder einem Anleihegläubiger und sind diesen gegenüber in keinem Fall verantwortlich.
§ 9
Begebung weiterer Schuldverschreibungen
Die Emittentin behält sich vor, von Zeit zu Zeit ohne Zustimmung der Anleihegläubiger weitere Schuldverschreibungen mit gleicher Ausstattung (gegebenenfalls mit Ausnahme des Tages des Verzinsungsbeginns) in der Weise zu begeben, dass sie mit den Schuldverschreibungen zusammengefasst werden, eine einheitliche Emission mit ihnen bilden und ihren Gesamtnennbetrag erhöhen. Der Begriff “Schuldverschreibungen” umfasst im Fall einer solchen Erhöhung auch solche zusätzlichen Schuldverschreibungen.
§ 10
Bekanntmachungen
Alle Bekanntmachungen, die die Schuldverschreibungen betreffen, erfolgen (a) in der Bundesrepublik Deutschland im elektronischen Bundesanzeiger, und, soweit darüber hinaus rechtlich erforderlich, in den weiteren gesetzlich bestimmten Medien, und (b) zusätzlich in einer in englischer Sprache erscheinenden und in New York City allgemein verbreiteten führenden Tageszeitung (voraussichtlich The Wall Street Journal). Sämtliche Bekanntmachungen werden wirksam am dritten Tag, der auf die Veröffentlichung folgt oder, sofern die Veröffentlichung mehr als einmal oder an verschiedenen Tagen erfolgt, am dritten Tag, der auf die erste Veröffentlichung folgt.
§ 11
Anwendbares Recht; Gerichtsstand;
Geltendmachung von Ansprüchen; Sprache
(1) Anwendbares Recht. Form und Inhalt der Schuldverschreibungen, die Rechte und Pflichten der Anleihegläubiger und der Emittentin bestimmen sich in jeder Hinsicht nach deutschem Recht. Jede Verfügung über bei den ICSDs verwahrte Schuldverschreibungen, einschließlich Übertragungen und Verpfändungen von Schuldverschreibungen, die zwischen ICSD-Kontoinhabern und zwischen einem ICSD und ICSD-Kontoinhabern durchgeführt werden, unterliegen dem auf die Clearing- und Abwicklungs-Dienstleistungen des jeweiligen ICSD’s anwendbaren Recht. Jede Verfügung über bei der DTC verwahrte

Schuldverschreibungen, einschließlich Übertragungen und Verpfändungen, die zwischen DTC-Teilnehmern und zwischen der DTC selbst und DTC-Teilnehmern durchgeführt werden, unterliegen dem Recht des Staates New York.
(2) Gerichtsstand. Zuständig für alle Klagen oder sonstigen Verfahren aus oder im Zusammenhang mit den Schuldverschreibungen ist ausschließlich das Landgericht in Frankfurt am Main.
(3) Geltendmachung von Ansprüchen. Jeder Anleihegläubiger kann in Rechtsstreitigkeiten gegen die Emittentin oder in Rechtsstreitigkeiten, an denen der Anleihegläubiger und die Emittentin beteiligt sind, im eigenen Namen seine Rechte aus den ihm zustehenden Schuldverschreibungen unter Vorlage folgender Unterlagen wahrnehmen und durchsetzen: (a) einer Bescheinigung seiner Depotbank, die (i) den vollen Namen und die volle Anschrift des Anleihegläubigers bezeichnet, (ii) einen Nennbetrag von Schuldverschreibungen angibt, die am Ausstellungstag dieser Bescheinigung dem bei dieser Depotbank bestehenden Depot des Anleihegläubigers gutgeschrieben sind, und (iii) bestätigt, dass die relevante Depotbank entweder dem jeweiligen ICSD oder der DTC sowie der Registerstelle eine schriftliche Mitteilung gemacht hat, die die Angaben gemäß (i) und (ii) enthält, und Bestätigungsvermerke des jeweiligen ICSD’s oder der DTC sowie des betroffenen ICSD-Kontoinhabers oder DTC-Teilnehmers trägt, sowie (b) einer von einem Vertretungsberechtigten entweder der ICSDs (oder eines Verwahrers für die ICSDs) oder der DTC, oder der Registerstelle beglaubigte Ablichtung der ICSD-Globalurkunde oder der DTC-Globalurkunde. Im Sinne der vorstehenden Bestimmungen ist “Depotbank” ein Bank- oder sonstiges Finanzinstitut (einschließlich der ICSDs und ihrer Kontoinhaber sowie der DTC und ihrer Teilnehmer, einschließlich jedes anderen Clearing Systems, das ICSD-Kontoinhaber oder DTC-Teilnehmer ist) von allgemein anerkanntem Ansehen, das eine Genehmigung für das Wertpapier-Depotgeschäft hat und bei dem der Anleihegläubiger Schuldverschreibungen im Depot verwahren lässt.
(4) Sprache. Diese Anleihebedingungen sind in englischer Sprache abgefasst. Eine Übersetzung in die deutsche Sprache ist beigefügt. Der englische Text ist verbindlich und maßgeblich. Die Übersetzung in die deutsche Sprache ist unverbindlich.
Registerstelle und Zahlstelle
Deutsche Bank Aktiengesellschaft
Große Gallusstraße 10-14
60272 Frankfurt am Main
Bundesrepublik Deutschland

Schedule 2.1
English Language Version of the
FORM OF THE ICSD GLOBAL CERTIFICATE
[INSERT DESIGNATED CURRENCY]

ISIN XS●	Common Code ●
WKN ●
KfW
Frankfurt am Main, Federal Republic of Germany
[INSERT DESIGNATED CURRENCY]                                          % Global Notes
due
UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIETE ANONYME, LUXEMBOURG (“CBL”, EACH AN “ICSD” AND TOGETHER THE “ICSDS”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [insert name of common depositary for the ICSDs] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE ICSDS (AND ANY PAYMENT IS MADE TO [insert name of common depositary for the ICSDs] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE ICSDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, [insert name of common depositary for the ICSDs], HAS AN INTEREST HEREIN AND IS WITHOUT ANY LEGAL EFFECT.
GLOBAL REGISTERED CERTIFICATE
representing a principal amount of
up to                      [INSERT DESIGNATED CURRENCY]
([INSERT DESIGNATED CURRENCY]                     )
Notes
of the                     % Global Notes due                      in the aggregate principal amount of [INSERT DESIGNATED CURRENCY]                      ([INSERT DESIGNATED CURRENCY]                     ), issued by KfW (the “Issuer”).
This Global Certificate represents up to                      notes in the denomination of [INSERT DESIGNATED CURRENCY AND DENOMINATION]                      each (the “Notes”). It has been issued by the Issuer in registered form to and deposited with [Insert name of common depositary for the ICSDs], as common depositary of the ICSDs in order to permit delivery and transfer of Notes in book-entry form without physical delivery of definitive certificates within the clearing system of the ICSDs. The ICSDs and their respective successors, if any, as depositaries for this Global Certificate shall together herein also be referred to as the “Depositary”. Definitive Certificates representing individual Notes and interest coupons shall not be issued.
The actual number of Notes represented from time to time by this Global Certificate are recorded in the accounts of the Depositary for its accountholders, which in turn shall be based on the register (the “Register”) maintained by Deutsche Bank Aktiengesellschaft, Frankfurt am Main, or any successor in such capacity appointed by the Issuer, acting as registrar (the “Registrar”) on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depositary, the Register prevails, except in the case of manifest error.
The Issuer hereby undertakes to pay to or to the order of [insert name of common depositary for the ICSDs] or its registered assign, on the maturity date of the Notes, the principal amount of the Notes represented hereby and to pay interest on the principal amount represented of the Notes hereby, all in accordance with the Terms and Conditions of the Notes (the “Terms and Conditions”) attached hereto.
This Global Certificate may not be transferred except as a whole by the ICSDs to the common depositary of the ICSDs or by the common depositary of the ICSDs to the ICSDs or another common depositary of the ICSDs or by the ICSDs or any such common depositary to a successor depositary or the common depositary of such successor depositary. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar.
The Terms and Conditions form part of this Global Certificate.
This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Registrar.
Frankfurt am Main, Federal Republic of Germany
[DATE]
KfW

Authentication signature
for and on behalf of
Deutsche Bank Aktiengesellschaft,
as Registrar

Schedule 2.2
Non-binding German Translation of the
FORM OF THE ICSD GLOBAL CERTIFICATE
[INSERT DESIGNATED CURRENCY]

ISIN XS ●	Common Code ●
WKN ●
KfW
Frankfurt am Main, Bundesrepublik Deutschland
[INSERT DESIGNATED CURRENCY]                                          % Globalanleihe fällig
UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK SA/NV (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIETE ANONYME, LUXEMBOURG (“CBL”, EACH AN “ICSD” AND TOGETHER THE “ICSDS”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [insert name of common depositary for the ICSDs] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE ICSDS (AND ANY PAYMENT IS MADE TO [insert name of common depositary for the ICSDs] OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE ICSDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, [insert name of common depositary for the ICSDs], HAS AN INTEREST HEREIN AND IS WITHOUT ANY LEGAL EFFECT.
NAMENS-GLOBALURKUNDE
über einen Nennbetrag von
bis zu                      [INSERT DESIGNATED CURRENCY]
([INSERT DESIGNATED CURRENCY]                      )
Schuldverschreibungen
der                     % Globalanleihe fällig                     im Gesamtnennbetrag von [INSERT DESIGNATED CURRENCY]                      (                     [INSERT DESIGNATED CURRENCY]) der KfW (die “Emittentin”).
Diese Globalurkunde verbrieft bis zu                     Teilschuldverschreibungen in einer Stückelung von je [INSERT DESIGNATED CURRENCY AND DENOMINATION]                     (die “Schuldverschreibungen”). Sie ist von der Emittentin als Namenspapier an [Name des gemeinsamen Verwahrers der ICSDs eintragen] als gemeinsamen Verwahrer der ICSDs begeben und bei diesem zur Verwahrung eingeliefert worden, um die Lieferung und Übertragung von Schuldverschreibungen innerhalb des Clearingsystems der ICSDs im Buchungswege ohne Lieferung effektiver Stücke zu ermöglichen. Die ICSDs und deren etwaige Nachfolger als Verwahrer dieser Sammelschuldverschreibung werden in dieser Urkunde auch als “Verwahrer” bezeichnet. Effektive Urkunden über einzelne Schuldverschreibungen und Zinsscheine werden nicht ausgegeben.

Die tatsächliche Zahl der in dieser Globalurkunde verbrieften Schuldverschreibungen sind den Konten der teilnehmenden Finanzinstitute beim Verwahrer gutgeschrieben, die ihrerseits auf dem Register der Deutsche Bank Aktiengesellschaft (das “Register”), die als Registerstelle für die Emittentin fungiert, oder eines etwa von der Emittentin bestellten Nachfolgers in dieser Funktion (die “Registerstelle”) beruhen. Im Falle von Unstimmigkeiten zwischen dem Register und den Unterlagen des Verwahrers ist das Register, außer im Falle eines offenkundigen Irrtums, maßgeblich.
Die Emittentin verpflichtet sich hiermit, nach Maßgabe der beigefügten Anleihebedingungen (die “Anleihebedingungen”) an oder an Order von [Name des gemeinsamen Verwahrers der ICSDs eintragen] oder ihren eingetragenen Zessionar am Tag der Fälligkeit der Schuldverschreibungen den Nennbetrag der Schuldverschreibungen, die durch diese Urkunde verbrieft sind, zu zahlen und auf den in dieser Urkunde verbrieften Nennbetrag Zinsen zu zahlen.
Diese Globalurkunde kann nur insgesamt übertragen werden, und zwar nur entweder von den ICSDs auf einen gemeinsamen Verwahrer der ICSDs, von einem gemeinsamen Verwahrer der ICSDs auf die ICSDs oder auf einen anderen gemeinsamen Verwahrer der ICSDs oder von den ICSDs oder einem solchen gemeinsamen Verwahrer auf die als Nachfolger der ICSDs fungierenden neuen Verwahrer oder einen gemeinsamen Verwahrer solcher neuen Verwahrers. Die Übertragung ist nur wirksam, wenn sie in den zu diesem Zweck von der Registerstelle geführten Unterlagen vermerkt wird.
Die Anleihebedingungen sind Teil dieser Globalurkunde.
Diese Globalurkunde ist nur wirksam, wenn sie mit der im Namen der Registerstelle geleisteten handschriftlichen Kontrollunterschrift versehen ist.
Frankfurt am Main, Bundesrepublik Deutschland
[DATE]
KfW

Kontrollunterschrift
(geleistet im Namen von
Deutsche Bank Aktiengesellschaft
als Registerstelle)

Schedule 3.1
English Language Version of the
FORM OF THE DTC GLOBAL CERTIFICATE
[INSERT DESIGNATED CURRENCY]

ISIN US●	Common Code ●
CUSIP ●
KfW
Frankfurt am Main, Federal Republic of Germany
[INSERT DESIGNATED CURRENCY]                                          % Global Notes due
UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN AND IS WITHOUT ANY LEGAL EFFECT.
GLOBAL REGISTERED CERTIFICATE
representing a principal amount of
up to                     [INSERT DESIGNATED CURRENCY]
([INSERT DESIGNATED CURRENCY]                     )
Notes
of the                     % Global Notes due                      in the aggregate principal amount of [INSERT DESIGNATED CURRENCY]                      (                    [INSERT DESIGNATED CURRENCY] ), issued by KfW (the “Issuer”).
This Global Certificate represents up to                     notes in the denomination of [INSERT DESIGNATED CURRENCY AND DENOMINATION]                     each (the “Notes”). It has been issued by the Issuer in registered form to Cede & Co., as nominee of DTC, and has been deposited in the DTC depositary and clearing system in order to permit delivery and transfer of Notes within that system in book-entry form without physical delivery of definitive certificates within that system. DTC and its successor, if any, as depositary for this Global Certificate shall herein also be referred to as the “Depositary”. The Global Certificate shall only be exchanged for definitive certificates representing individual Bonds and interest coupons in accordance with § 1 of the Terms and Conditions of the Notes (the “Terms and Conditions”) attached hereto.

The actual number of Notes represented from time to time by this Global Certificate are recorded in the accounts of the Depositary for its participating financial institutions, which in turn shall be based on the register (the “Register”) maintained by Deutsche Bank Aktiengesellschaft, or any successor in such capacity appointed by the Issuer, acting as registrar (the “Registrar”) on behalf of the Issuer. In the case of any inconsistency between the Register and the records of the Depositary, the Register prevails, except in the case of manifest error.
The Issuer hereby undertakes to pay to or to the order of Cede & Co. or its registered assigns, on the maturity date of the Notes, the principal amount of the Notes represented hereby and to pay interest on the principal amount of the Notes represented hereby all in accordance with the Terms and Conditions attached hereto.
This Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary. Any transfer shall be effective only if registered upon the books maintained for that purpose by the Registrar.
The Conditions form part of this Global Certificate.
This Global Certificate is only valid if it has been provided with the manual authentication signature on behalf of the Registrar.
Frankfurt am Main, Federal Republic of Germany
[DATE]
KfW

Authentication signature
for and on behalf of
Deutsche Bank Aktiengesellschaft
as Registrar

Schedule 3.2
Non-binding German Translation of the
FORM OF THE DTC GLOBAL CERTIFICATE
[INSERT DESIGNATED CURRENCY]

ISIN US ●	Common Code ●
CUSIP ●
KfW
Frankfurt am Main, Bundesrepublik Deutschland
[INSERT DESIGNATED CURRENCY]                                           % Globalanleihe fällig
UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY GLOBAL CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN AND IS WITHOUT ANY LEGAL EFFECT.
NAMENS-GLOBALURKUNDE
über einen Nennbetrag von
bis zu                     INSERT DESIGNATED CURRENCY]
([INSERT DESIGNATED CURRENCY]                     )
Schuldverschreibungen
der                     % Globalanleihe fällig                      im Gesamtnennbetrag von [INSERT DESIGNATED CURRENCY]                      (                    INSERT DESIGNATED CURRENCY]) der KfW (die “Emittentin”).
Diese Globalurkunde verbrieft bis zu                      Teilschuldverschreibungen in einer Stückelung von je [INSERT DESIGNATED CURRENCY AND DENOMINATION]                      (die “Schuldverschreibungen”). Sie ist von der Emittentin als Namenspapier an Cede & Co. als Beauftragte der DTC begeben und in das Verwahr- und Clearingsystem der DTC zur Verwahrung eingeliefert worden, um die Lieferung und Übertragung von Schuldverschreibungen innerhalb dieses Systems im Buchungswege ohne Lieferung effektiver Stücke zu ermöglichen. DTC und deren etwaiger Nachfolger als Verwahrer dieser Sammelschuldverschreibung werden in dieser Urkunde auch als “Verwahrer” bezeichnet. Die Globalurkunde wird nur gemäß § 1 der beigefügten Anleihebedingungen (die “Anleihebedingungen”) gegen Einzelurkunden über einzelne Schuldverschreibungen und Zinsscheine ausgetauscht.

Die tatsächliche Zahl der in dieser Globalurkunde verbrieften Schuldverschreibungen sind den Konten der teilnehmenden Finanzinstitute beim Verwahrer gutgeschrieben, die ihrerseits auf dem Register der Deutsche Bank Aktiengesellschaft (das “Register”), die als Registerstelle für die Emittentin fungiert, oder eines etwa von der Emittentin bestellten Nachfolgers in dieser Funktion (die “Registerstelle”) beruhen. Im Falle von Unstimmigkeiten zwischen dem Register und den Unterlagen des Verwahrers ist das Register, außer im Falle eines offenkundigen Irrtums, maßgeblich.
Die Emittentin verpflichtet sich hiermit, nach Maßgabe der beigefügten Anleihebedingungen an oder an Order von Cede & Co. oder ihren eingetragenen Zessionar am Tag der Fälligkeit der Schuldverschreibungen den Nennbetrag der Schuldverschreibungen, die durch diese Urkunde verbrieft sind, zu zahlen und auf den in dieser Urkunde verbrieften Nennbetrag Zinsen zu zahlen.
Diese Globalurkunde kann nur insgesamt übertragen werden, und zwar nur entweder von DTC auf einen Beauftragten der DTC, von einem Beauftragten der DTC auf DTC oder auf einen anderen Beauftragten der DTC oder von DTC oder einem solchen Beauftragten auf einen als Nachfolger der DTC fungierenden neuen Verwahrer oder einen Beauftragten eines solchen neuen Verwahrers. Die Übertragung ist nur wirksam, wenn sie in den zu diesem Zweck von der Registerstelle geführten Unterlagen vermerkt wird.
Die Anleihebedingungen sind Teil dieser Globalurkunde.
Diese Globalurkunde ist nur wirksam, wenn sie mit der im Namen der Registerstelle geleisteten handschriftlichen Kontrollunterschrift versehen ist.
Frankfurt am Main, Bundesrepublik Deutschland
[DATE]
KfW

Kontrollunterschrift
(geleistet im Namen von
Deutsche Bank Aktiengesellschaft
als Registerstelle)

Schedule 4
MANAGERS’ COMMITMENTS

Commitments
[INSERT
DESIGNATED
MANAGER	CURRENCY]

TOTAL

Schedule 5
PROVISIONS APPLICABLE BY REASON OF THE DISTRIBUTION OF THE NOTES
IN THE UNITED STATES
Because it is expected that a portion of the Notes may be distributed in the United States, the Issuer and the Managers agree as follows:
1.	Representations and Warranties. The Issuer represents and warrants to the Managers as of the date hereof that:

(a)	the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Issuer, threatened by the Commission;

(b)	the Disclosure Documents comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder;

(c)	(i) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, does not and will not contain, as of the applicable effective date or filing date, as the case may be, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Prospectus, when considered together with the Final Term Sheet (as defined in § 3(b) of this Schedule), did not, as of the Relevant Time (as defined in § 3(4) of this Agreement), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Prospectus will not, as of the date of the Pricing Supplement, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iv) the Prospectus will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) any issuer free writing prospectus relating to the Notes will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and will not, when considered together with the Registration Statement, the Pricing Prospectus or the Prospectus, as of the date it is issued or filed pursuant to Rule 433 of the Securities Act Regulations, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to statements or omissions in the Disclosure Documents made in reliance upon and in conformity with Manager Information (as defined in §8(2) of this Agreement) furnished to the Issuer in writing by a Manager directly or through the Lead Manager(s) expressly for use therein; and

(d)	the use of the proceeds from the sale of the Notes does not, and will not, conflict with or infringe the KfW Law, the By-Laws (Satzung) of the Issuer or any of its other obligations or any rule of law (including, without limitation, any statute, regulation, rule, decree or order) to which it is subject with respect to such particular use.
2.	Agreements of the Issuer. The Issuer agrees as follows:

(a)	if not filed as of the date hereof, to file the Pricing Supplement with the Commission within the time periods specified by Rule 424(b) under the Securities Act;

(b)	to furnish, upon the reasonable request of the Lead Manager(s), without charge, to the Lead Manager(s) and to U.S. counsel for the Managers, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and in each case to the extent applicable to the Notes, and, during the period mentioned in paragraph (e) below, to each Manager as many copies of the Prospectus (including all amendments and supplements thereto) as the Lead Manager(s) may reasonably request;

(c)	before filing any amendment or supplement to the Registration Statement, the Prospectus Supplement, the Pricing Prospectus or the Prospectus applicable to the Notes, whether before or after the time the Registration Statement becomes effective, to furnish to U.S. counsel for the Managers a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the U.S. counsel for the Managers promptly and reasonably objects;

(d)	to advise the Lead Manager(s) promptly, and to confirm such advice in writing (i) as to when any amendment to the Registration Statement applicable to the Notes shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus for any additional information, in each case applicable to the Notes, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose (in each case to the extent applicable to the Notes) or of any stop order suspending or preventing the use of the Pricing Prospectus or the Prospectus or any issuer free writing prospectus relating to the Notes and (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(e)	if, during such period of time within six months after the first date of the public offering of the Notes, as in the opinion of U.S. counsel for the Managers, a prospectus is required by law to be delivered in connection with sales by any Manager or dealer, and any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to notify the Lead Manager(s) and upon request of the Managers to prepare and furnish, at their own expense, to the Lead Manager(s) and to the dealers (whose names and addresses the Lead Manager(s) will furnish to the Issuer) to which Notes may have been sold by any Manager, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as so amended or supplemented, will comply with law; and in case any Manager is required to deliver the Prospectus in connection with sales of any Notes at any time six months or more after the date of the Prospectus, upon request of the Lead Manager(s) but at the expense of such Manager, to prepare and furnish to such Manager an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;
(f)	to make generally available to holders of the Notes and to the Lead Manager(s) as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the provisions of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations, and

(g)	to endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions, if and to the extent KfW and the Lead Manager(s) have so agreed, and to continue such qualification so long as reasonably necessary for the distribution of the Notes and to pay all fees and expenses (including fees and disbursements of counsel to the Managers) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Notes for investment under the laws of such jurisdictions as agreed between KfW and the Lead Manager(s); provided, however, that the Issuer shall not be required to register or qualify as a foreign corporation or a dealer in securities or to subject itself to taxation or to file a general consent to service of process in any jurisdiction.

3.	Free Writing Prospectuses.

(a)	The Issuer shall not, subject to § 1(c)(v) and § 3(b) of this Schedule, make any offer relating to Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations), without the prior consent of the Lead Manager(s); and the Issuer shall comply with the requirements of Rule 433 of the Securities Act Regulations with respect to any such free writing prospectus;

(b)	Subject to the last sentence of this § 3(b), the Issuer shall prepare a final term sheet (the “Final Term Sheet”), containing a summary of the terms of the Notes, which shall be in a form approved by the Lead Managers and shall reflect the terms agreed with the Lead Managers. The Issuer shall file the Final Term Sheet with the Commission pursuant to Rule 433(d) of the Securities Act Regulations within the time period prescribed by such Rule. These provisions shall not apply if the Lead Manager(s) shall have advised the Issuer on behalf of the Managers, prior to pricing of the Notes, that term sheet(s) will not be used in connection with the sale of the Notes.
4. Agreements of the Managers. Each Manager shall not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) required to be filed with the Commission pursuant to Rule 433 of the Securities Act Regulations, without the prior consent of the Issuer; provided, however, that, unless the Managers have advised the Issuer pursuant to § 3(b) of this Schedule that term sheet(s) are not to be used in connection with the sale of the Notes, each Manager may, in its discretion, distribute one or more term sheets relating to the Notes containing customary information that is consistent, in all material respects, with the Final Term Sheet prepared and filed by the Issuer pursuant to § 3(b) of this Schedule. Any free writing prospectus (including, without limitation, any term sheet) permitted by the preceding sentence (i) shall not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement and the Prospectus, and (ii) shall not, when considered together with the Registration Statement and the Prospectus, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no Manager shall make any representation and warranty to the Issuer with respect to statements in or omissions from any such free writing prospectus made in reliance upon and in conformity with any (y) “issuer information” (as defined in Rule 433 of the Securities Act Regulations) prepared by the Issuer or (z) information furnished to any Manager in writing by the Issuer for use in such free writing prospectus.
5. Indemnification. The Issuer agrees to indemnify each Manager and its directors, officers and employees and each person, if any, who controls any Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of such Manager, from and against any and all losses, claims, damages and liabilities arising out of or in connection with the distribution of the Notes in the United States (including without limitation the legal fees and other expenses reasonably incurred in connection with any such suit, action or proceeding or claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Disclosure Document (as defined in §3(2) of this Agreement and which term, for the avoidance of doubt, includes the Registration Statement, the Prospectus and the other documents specified in such §3(2)), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Manager Information (as defined in §8(2) of this Agreement) furnished to the Issuer in writing by such Manager directly or through the Lead Manager(s) expressly for use therein .
Each Manager agrees, severally and not jointly, to indemnify the Issuer, its directors (or persons performing similar functions), officers and employees and other persons who sign the Registration Statement and each person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and any affiliate of the Issuer, to the same extent as the foregoing indemnity from the Issuer to such Manager, but only with reference to Manager Information (as defined in §8(2) of this Agreement) furnished to the Issuer by such Manager in writing directly or through the Lead Manager(s) expressly for use in the Disclosure Documents.
If any suit, action, proceeding (including any governmental investigation), claim or demand shall be brought or asserted in the United States against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time after receiving such request to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Managers shall be designated in writing by the Documentation Manager, on behalf of the Lead Manager(s), and any such separate firm for the Issuer or its directors or officers who sign the Registration Statement and such control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding in which it has elected to participate effected without its written consent, but if such a suit is settled with such consent or if any proceeding in which the Indemnifying Person, after having received notice thereof, shall have elected not to participate is settled with or without such consent or if there be a final judgement for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.
If, as a result of the distribution of the Notes in the United States and notwithstanding § 16(1) of this Agreement, an Indemnified Person cannot avail itself of the indemnification provided for in this § 5 in whole or in part, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of the losses, claims, damages or liabilities referred to above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Managers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Managers on the other in connection with the statements or omissions which resulted in losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Managers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Managers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Person as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any action or claim which is the subject of this subsection. Notwithstanding the provisions of this subsection, no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Notes subscribed by it and distributed to the public were offered to the public exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations in this subsection to contribute are several in proportion to their respective underwriting commitments and not joint.
The indemnity agreements contained in this § 5 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.
The indemnity provisions contained in this § 5 and the representations and warranties of the Issuer contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager or any person controlling any Manager or by or on behalf of the Issuer, its officers or directors (or persons performing similar functions) or any person controlling the Issuer or signing the Registration Statement and (iii) acceptance of and payment for any of the Notes.
6. Sale in the United States. Each Manager agrees to notify Simpson Thacher & Bartlett LLP, as U.S. counsel to the Managers, of the U.S. Sales Amount applicable to it seven calendar days after the Closing Date. The Managers agree to cause Simpson Thacher & Bartlett LLP to promptly thereafter report the aggregate U.S. Sales Amounts applicable to the Managers to Sullivan & Cromwell LLP, as U.S. counsel to the Issuer. For purposes of the foregoing, the U.S. Sales Amount applicable to a Manager shall mean the total aggregate principal amount of Notes initially sold in the United States by such Manager as part of its initial allotment.
Nothing in this Schedule 4 shall constitute a submission by the Issuer or any Manager to the jurisdiction of any court of or in the United States.
7. Stabilization
In connection with this offering of notes, the Stabilization Manager or any person acting for it may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Stabilization Manager or any person acting for it of a greater number of the Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.
The Stabilization Manager may also impose a penalty bid, which occurs when a particular Manager repays to the Stabilization Manager a portion of the underwriting discount received by it because the Stabilization Manager or any person acting for it has repurchased Notes sold by or for the account of such Manager in stabilizing or short covering transactions.
These activities by the Stabilization Manager or any person acting for it may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Stabilization Manager or any person acting for it at any time. These transactions may be effected in the over-the-counter market or otherwise.

8. Interpretation
Notwithstanding that this Schedule shall be governed by and construed in accordance with German law, any terms used in this Schedule reflecting terms used in U.S. federal securities laws shall be interpreted according to the meanings attributed to them in such laws.

Schedule 6
SELLING RESTRICTIONS
(1) Each Manager represents and agrees that in relation to each Relevant Member State, with effect from and including the Relevant Implementation Date, it has not made and will not make an offer of the Notes to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State at any time in any circumstances which do not require the publication by the Issuer of a prospectus pursuant to (i) Article 3(2) of the Prospectus Directive or (ii) any applicable national law of that Relevant Member State; and
for the purposes of this provision, the following expressions have the meaning specified:
“offer of the Notes to the public” in relation to Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State;
“Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State;
“Relevant Member State” means each Member State of the European Economic Area which has implemented the Prospectus Directive, except Luxembourg; and
“Relevant Implementation Date” means the date on which the Prospectus Directive is implemented in a Relevant Member State.
(2) Each Manager represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or the sale of such Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.
As used herein, “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.
(3) Each Manager agrees that in connection with any offering and distribution of the Notes and the distribution of the Disclosure Documents in the United States such Manager will comply with and cause any of its affiliates which offers or sells Notes in the United States to comply with applicable United States law and any applicable laws, rules and regulations of any relevant state jurisdiction.
(4) Each Manager acknowledges and agrees that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “Financial Instruments and Exchange Law”) and that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale, directly or indirectly, in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirement of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
(5) Each Manager represents and agrees that it has not offered or sold, and it will not offer or sell any Notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada and represents that any offer of Notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each Manager further represents and agrees that it has not and it will not distribute or deliver any of the Disclosure Documents or any other offering material relating to the Notes in Canada or to any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada. Each Manager also represents and agrees that it will send to any dealer who purchases from it any Notes a notice stating in substance that, by purchasing such Notes, such dealer represents and agrees that it has not offered or sold and it will not offer or sell any Notes, directly or indirectly, in Canada or any province or territory thereof or to, or for the benefit of, any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada, that any offer of Notes in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made and that it has not and it will not distribute or deliver any of the Disclosure Documents or any other offering material relating to the Notes in Canada or to any resident of Canada in contravention of the securities laws and regulations of the provinces and territories of Canada, and that such dealer will deliver to any other dealer to which it sells any such Notes a notice to the foregoing effect.
(6) Each Manager represents and agrees that (a) it has not offered or sold, and will not offer or sell, in Hong Kong, by means of any document, any Notes other than (i) to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or (ii) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or (iii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) (“SFO”) and any rules made under the SFO, or (iv) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO; and (b) it has not issued, or had in its possession for the purposes of issue, and will not issue, or have in its possession for the purposes of issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made under the SFO.
(7) Each Manager acknowledges that (other than in the United States) no action has been or will be taken in any jurisdiction by the Managers or the Issuer that would permit a public offering of the Notes, or possession or distribution of any of the Disclosure Documents or any other offering material, in any jurisdiction where action for those purposes is required. Each Manager will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells, distributes or delivers Notes or has in its possession or distributes any of the Disclosure Documents or any other offering material and will obtain or make, give or fulfill any consent, approval, registration, notice, permission or other regulatory requirement required by it or the Issuer for the purchase, offer, sale, distribution or delivery of the Notes and the possession or distribution of any of the Disclosure Documents or any other offering material under the laws and regulations in force in any jurisdiction to which it is subject or in or from which it makes any such purchase, offer, sale, distribution or delivery, in all cases at its own expense.

Schedule 7
DOCUMENTS TO BE FURNISHED PURSUANT TO § 10(1)(d)
(1)	A certificate issued by two duly authorized officers of the Issuer to the effect that:
(a)	the certified copy of the Law concerning KfW (Gesetz über die Kreditanstalt für Wiederaufbau) with a non-binding certified English translation, and

(b)	the certified copy of the By-Laws (Satzung) of the Issuer in the German language with a non-binding certified English translation provided by the Issuer are true, accurate and up-to-date;
(2)	a certified copy of the resolution of the Board of Supervisory Directors (Verwaltungsrat) authorizing the issue of notes up to a specified amount together with a certificate by officers of KfW that this amount will not be exceeded as a result of the issue of the Notes;

(3)	a certificate issued by two duly authorized officers of the Issuer to the effect that any person who signed on behalf of the Issuer any document delivered prior to or on the Closing Date in connection with the Notes, was at the respective times of such signing and delivery duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures thereof; and

(4)	if signing on behalf of the Issuer is by an attorney-in-fact, the original copy of the power of attorney signed by two members of the Board of Managing Directors of the Issuer by which the person(s) named therein is (are) empowered by the Issuer to execute and deliver on its behalf the Subscription Agreement, the Supplemental Agency Agreement, the Global Certificates and all other documents relating to the issue, subscription and offering of the Notes.
Unless otherwise indicated above, all certified copies shall be certified by two duly authorized officers of the Issuer to be accurate, complete and up-to-date.